Exhibit 99.1

April 24, 2026

Sonoma Pharmaceuticals Announces Pricing of $4 Million Public Offering

BOULDER, CO / ACCESS Newswire / April 24, 2026 /Sonoma Pharmaceuticals, Inc. (the "Company or "Sonoma Pharmaceuticals") (NASDAQ:SNOA), a global healthcare leader in hypochlorous acid (HOCl) technology, today announced the pricing of its public offering made on a firm commitment basis with gross proceeds to the Company expected to be approximately $4.0 million, before deducting fees and other expenses payable by the Company. The offering consists of 2,962,963 shares of common stock and 2,962,963 warrants. Each share of common stock is being sold at a purchase price of $1.35 per share. The warrants have an exercise price of $1.35 per share.

In addition, Sonoma Pharmaceuticals has granted Dawson James Securities a 45-day option to purchase up to 15% of the number of shares or warrants sold in the offering solely to cover over-allotments, if any.

The offering is expected to close on April 27, 2026, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the offering for general corporate purposes, including working capital.

Dawson James Securities is acting as sole bookrunner for the offering.

A registration statement on Form S-1 relating to the offering of the securities was filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on April 23, 2026. The offering is being made only by means of a prospectus. A final prospectus describing the terms of the proposed transaction may be obtained, when available, on the SEC's website, www.sec.gov or by contacting Dawson James Securities. This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sonoma Pharmaceuticals

Sonoma Pharmaceuticals is a global healthcare leader for developing and producing stabilized hypochlorous acid (HOCl) products for a wide range of applications, including wound care, eye care, dermatological conditions, podiatry, animal health care and non-toxic disinfectants. Sonoma's products are clinically proven to reduce itch, pain, scarring, and irritation safely and without damaging healthy tissue. In-vitro and clinical studies of HOCl show it to safely manage skin abrasions, lacerations, minor irritations, cuts, and intact skin. Sonoma's products are sold either directly or via partners in 55 countries worldwide and the company actively seeks new distribution partners. The company's principal office is in

Boulder, Colorado, with manufacturing operations in Guadalajara, Mexico. European marketing and sales are headquartered in Roermond, Netherlands. More information can be found at www.sonomapharma.com.

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Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial and technology progress and future financial performance of Sonoma Pharmaceuticals, Inc. and its subsidiaries (the "company"). These forward-looking statements are identified by the use of words such as "continue," "develop," "anticipate," "expect" and "expand," among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the company's business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the company's patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the company's products will not be as large as expected, the company's products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to meet the company's cash needs, fund further development, the ability to meet a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. The company disclaims any obligation to update these forward-looking statements, except as required by law.

Sonoma Pharmaceuticals™ and Microcyn® are trademarks or registered trademarks of Sonoma Pharmaceuticals, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Sonoma Pharmaceuticals, Inc.

ir@sonomapharma.co

SOURCE: Sonoma Pharmaceuticals, Inc.

View the original press release on ACCESS Newswire

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